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                                 EXHIBIT 10.17

                                   SUBLEASE

SUBLANDLORD:        PERIPHERAL COMPUTER SUPPORT, INC.

SUBJECT PROPERTY:   A PORTION OF  2221 OLD OAKLAND ROAD, SAN JOSE, CALIFORNIA

SUBTENANT:          INTEGRATED PACKAGING ASSEMBLY CORPORATION

DATE:               MARCH 8, 1996


1.   PARTIES.   This Sublease is made and entered into as of  March 8, 1996,  by and between Peripheral Computer Support, Inc. ("Sublandlord), and Integrated Packaging Assembly Corporation ("Subtenant"), under the Master Lease dated April 8, 1994, between EMIF CALIFORNIA LIMITED PARTNERSHIP VIII, LP, a California Limited Partnership, as "Lessor" ("Master Landlord") and Sublandlord under this Sublease as "Lessee" for approximately __13,805__ square feet of
                                                    ------
improved space located on the second floor of that certain building bearing the address of 2221 Old Oakland Road, Santa Clara, California (the "Master Premises"). A copy of the Master Lease, including the Addendum thereto, is attached hereto as Attachment I and incorporated herein by this reference.

2.  PROVISIONS CONSTITUTING SUBLEASE

     2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Except as specifically set forth herein, Subtenant hereby assumes and agrees to perform all of the obligations of "Lessee" under the Master Lease to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas. Sublandlord hereby agrees to use its best efforts to cause Master Landlord under the Master Lease to perform all of the obligations of Master Landlord as "Lessor" thereunder to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common
Areas.   Subtenant shall not commit or permit to be committed on the Subleased
Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or
parties hereto who are affected thereby against impairment.   Nothing contained
in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublandlord (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof or (b) from assigning its interest in this Sublease or subletting the Premises to any other third party. All defined terms used herein shall have the meaning ascribed to them in the Master Lease unless otherwise defined herein.

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     2.2    Except as otherwise expressly provided in this Sublease,  the terms, provisions, and conditions contained in the Master Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, "Sublandlord" being substituted for the "Lessor" under the Master Lease, "Subtenant" being substituted for the "Lessee" under the Master Lease, and "Subleased Premises" being substituted for "Premises") under the Master Lease. "Rent" under the Master Lease shall be deemed to refer to be Rent hereunder. The "Security Deposit" under the Master Lease shall be deemed to be the Security Deposit hereunder, and any amount associated with such term in the Master Lease shall be deemed the amount of the Security Deposit hereunder. In the event of a conflict between a provision of the Master Lease and a provision of this Sublease with respect to Subtenant's rights and obligations under this Sublease, the terms of this Sublease shall prevail. Notwithstanding any provision to the contrary in this Sublease, the following provisions of the Master Lease are expressly not incorporated herein by reference, and such provisions shall solely be the obligation of Sublandlord: Sections 2.1, 3.1, 3.2, 3.3, 4, the first sentence of Section 5; Sections 10, 11, 30, 41, 51, 55, 56, 57, and 58.


3.  SUBLEASED PREMISES AND RENT

     3.1 SUBLEASED PREMISES. Sublandlord leases to Subtenant and Subtenant leases from Sublandlord the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of that portion of the Master Premises consisting of approximately 13,805 square feet, as shown on Exhibit A of this Sublease.

     3.2 RENT. Subtenant shall pay to Sublandlord as Rent for the Subleased Premises the sum of Five Thousand Five Hundred Twenty Two Dollars ($5,522.00) per month, without deductions, offset, prior notice or demand. Rent shall be payable by Subtenant to Sublandlord in consecutive monthly installments on or before the first day of each calendar month during the Sublease Term. If the Sublease commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively.

     3.3 OPERATING EXPENSES. Subtenant shall assume all of the Sublandlord's share of the building operating expenses defined in Section 4.2 of the Master Lease. Master Landlord will adjust the monthly billings to Sublandlord and Subtenant to reflect these adjusted percentages. Notwithstanding any provision to the contrary in this Sublease or in the Master Lease, Subtenant shall have no liability for all or any portion of that component of the management fee described in Section 52(A) of the Master Lease which is equal to five percent (5%) of the amount of base rent payable under the Master Lease and such amount shall be excluded from Operating Expenses. Sublandlord will cooperate with Subtenant to arrange with Master Landlord for Subtenant to pay Subtenant's Share of Operating Expenses directly to Master Landlord on the terms and conditions applicable under the Master Lease. If such method of payment is not effected, Subtenant shall pay Subtenant's Share of Operating Expenses to Sublandlord on a monthly basis along with its payments of Rent. Such payments shall in any event be equitably prorated for any partial month occurring included in the term of this Sublease. If Sublandlord receives any refunds or credits from Master Landlord with respect to the Operating Expenses, Sublandlord shall pay to Subtenant an amount equal to Tenant's Share of any such refund or credit.

Direct billing of the Subtenant's share of Operating Expenses does not release Sublandlord from liability for the payment of Operating Expenses if Subtenant fails to make timely payment to Master Landlord.

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     3.4    SECURITY DEPOSIT  In addition to the Rent specified above,
Subtenant shall pay to Sublandlord an equivalent of one month's rent as a Security Deposit. The Security Deposit shall not bear interest. Upon the termination or sooner expiration of this Sublease, Sublandlord shall return the Security Deposit, or the balance remaining after application of the Sublease for the purposes permitted under this Sublease, in accordance with California Civil Code Section 1950.7, or any successor statute thereto.


4.  RIGHTS OF ACCESS AND USE

     4.1    USE     Subtenant shall use the Subleased Premises only for those
purposes permitted in the Master Lease, unless Sublandlord and Master Landlord consent in writing to other uses prior to the commencement thereof.


5.  SUBLEASE TERM

     5.1    SUBLEASE TERM     The Sublease Term shall be for the period
commencing on the date which is the last to occur of the following (i) the mutual execution and delivery of this Sublease by Sublandlord and Subtenant and
(ii) Subtenant's receipt of an executed original of  the Consent to Sublease
which immediately follows this Sublease,  continuing through July 31, 1997.   In
no event shall the Sublease Term extend beyond the Term of the Master Lease.


6.  NOTICES    All notices,  demands,  consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease, at the addresses shown on the signature page hereof. Sublandlord shall notify Subtenant of any Event of Default under the Master Lease, or of any other event of which Sublandlord has actual knowledge which will impair Subtenant's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublandlord's receipt of notice from the Landlord of an Event of Default or actual knowledge of such impairment. If Sublandlord elects to terminate the Master Lease, Sublandlord shall so notify Subtenant by giving at least 30 days' notice prior to the effective date of such termination.

7. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Subtenant shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the property and/or building of which the Subleased Premises are a part, required or reasonably necessary because of: (1) Subtenant's use of the Subleased Premises or any portion thereof; (2) the use by a subtenant by reason of assignment or sublease; or (3) both, including any improvements, alterations or other work required under the Americans with Disabilities Act of 1990. Compliance with the provisions of this Section 8 shall be a condition of Sublandlord granting its consent to any assignment or Sublease of all or a portion of this Sublease and the Subleased Premises described in this Sublease.

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8.   DAMAGE AND DESTRUCTION AND EMINENT DOMAIN.  Master Landlord will deliver to
Subtenant a copy of all notices delivered to Sublandlord under Sections 9 and 14 of the Master Lease. If Master Landlord elects to cancel and terminate the Master Lease under Section 9, this Sublease shall also be terminated as of the same effective date.

9. SUBTENANT'S DEFAULT. Notwithstanding any provision of this Sublease to the contrary including, without limitation, any provision of the Master Lease incorporated herein, (i) Subtenant shall not be in default under this Sublease if it ceases to occupy all or any part of the Subleased Premises so long as it continues to perform its other obligations under this Sublease, and any such cessation of occupancy shall not constitute abandonment of the Subleased Premises, and (ii) if Sublandlord terminates Subtenant's right to occupy the Subleased Premises following Subtenant's default under this Sublease and Subtenant's failure to cure any such default within any applicable cure period, Sublandlord shall be deemed to have terminated this Sublease.

10.  ASSIGNMENT AND SUBLETTING.     If Subtenant requests Sublandlord's consent
to any assignment or subletting and Master Landlord's consent is also required for such assignment or subletting and Master Landlord gives such consent, Sublandlord shall not unreasonably withhold its consent.

11.    SUBLANDLORD'S COOPERATION.   If Master Landlord's consent is required for
any action which Subtenant desires to take under this Sublease, Sublandlord shall cooperate with Subtenant to obtain such consent. Subtenant is responsible for informing Master Landlord and Sublandlord of any alterations or improvements to the Subleased Premises. If Master Landlord's approval for the alteration is required under the Master Lease, Subtenant will get such approval. Subtenant is responsible for securing all necessary permits for the work. Subtenant is responsible for any restoration costs due Master Landlord and will indemnify Sublandlord if Sublandlord has to pay such costs.

12. COMPLIANCE WITH NONDISCRIMINATION REGULATIONS It is understood that it is illegal for Sublandlord to refuse to display or sublease the Subleased Premises, or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

13. TOXIC CONTAMINATION DISCLOSURE. Sublandlord and Subtenant each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

  Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

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  Sublandlord and Subtenant each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621(S)2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps," as applicable.

  Sublandlord and Subtenant each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Subtenant agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublandlord, and neither Sublandlord nor Subtenant shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.


14. RENT ABATEMENT AND DAMAGES TO PERSONAL PROPERTY In the event Sublandlord, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the Subleased Premises, Subtenant shall be entitled to rent abatement in an amount that the net rentable area of the Subleased Premises bears to the total net rentable area of the Master Premises, and only to the extent any such abatement applies to the Sublease term. In addition, any amounts paid or credited to Sublandlord under the terms of the Master Lease for damage to personal property shall be credited to Subtenant, subject to the same limitations set forth above.

15. WAIVER OF SUBROGATION. Subtenant agrees that, upon Master Landlord's execution of Master Landlord's Consent to Sublease which follows this Sublease, the waiver of subrogation provision in Section 8.6 of the Master Lease shall be effective between Master Landlord and Subtenant as well as between Master Landlord and Sublandlord.

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16.    HAZARDOUS MATERIALS.   Paragraph 50 of the Master Lease is hereby
incorporated into this Lease except that all references to Lessee or to Tenant refer to Subtenant and all references to Lessor refer to both Sublandlord and Master Landlord and all references to Premises refer to Subleased Premises.



SUBLANDLORD:  PERIPHERAL COMPUTER SUPPORT, INC.

By:  /s/ Tu Nguyen       Date:  March 8, 1996



Its:    President



SUBTENANT:    INTEGRATED PACKAGING ASSEMBLY CORPORATION

By     /s/ Tony Lin        Date: March 8, 1996


Its:    Chief Financial Officer

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